Exhibit 10.5

CONTRIBUTION AGREEMENT

BETWEEN

MACQUARIE OFFICE II LLC

and

MAGUIRE MACQUARIE OFFICE LLC

Cerritos Corporate Center I and II, Cerritos California

October 26, 2005

CONTRIBUTION AGREEMENT

THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made as of the 26th day of October, 2005, between MAGUIRE MACQUARIE OFFICE LLC, a Delaware limited liability company (referred to herein as “Venture”), and MACQUARIE OFFICE II LLC, a Delaware limited liability company (referred to herein as “Contributor”).

Background

Concurrently with the execution of this Agreement, Maguire Properties, L.P. (“Maguire”) and Contributor have entered into that certain Limited Liability Company Agreement of Maguire Macquarie Office LLC (the “Original LLC Agreement”).

Concurrently with the closing under this Agreement, Maguire and Contributor intend to enter into an Amendment and Restatement of the Original LLC Agreement (the “Amended and Restated LLC Agreement”, and together with the Original LLC Agreement, the “LLC Agreement”).

Under the terms of the LLC Agreement, it is contemplated that Contributor shall contribute to Venture one hundred percent (100%) of the Ownership Interests (defined below) in the single purpose limited liability company known as Maguire/Cerritos I, LLC (the “SPE”).

Venture wishes to accept the contribution of the SPE and the Contributor wishes to contribute the SPE to Venture, in each case on the terms and conditions set forth in this Agreement and the LLC Agreement.

In consideration of the foregoing statements and the mutual agreements herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Contributor agrees to contribute to Venture and Venture agrees to accept the contribution of the Ownership Interests, in each case subject to the following terms and conditions:

ARTICLE 1: BASIC TERMS

1.1Contribution. Subject to the terms and conditions of this Agreement and the LLC Agreement, (i) Contributor agrees to contribute, transfer, set over and convey to Venture, on a quit claim basis, and Venture agrees to accept from Contributor, the Ownership Interests. The “Ownership Interests” being all of the issued and outstanding limited liability company interests in the SPE as and only to the extent conveyed to Contributor by Maguire pursuant to that certain Purchase and Sale Agreement of even date herewith (the “PSA”) between Maguire and Contributor with respect to the Ownership Interests.

1.2Agreed Value. The total Agreed Value for the SPE shall be $101,000,000.00. The Agreed Value shall be allocated to Contributor under the terms of the LLC Agreement as an “Agreed Value” as that term is used in the LLC Agreement and shall be considered a “Capital Contribution”, as that term is defined in the LLC Agreement and allocated to the Contributor as of the date of Closing.

1.3Remedies. Contributor’s sole and exclusive remedy in the event Venture (other than as a result of any action or inaction on the party of Contributor) defaults in its obligation to close this transaction, and such default shall not have been cured by Venture within ten (10) business days after notice from Contributor, shall be to terminate this Agreement. If this transaction fails to close as a result of Contributor’s default Venture shall be entitled to enforce specific performance of Contributor’s obligation to close this transaction or to terminate this Agreement. The foregoing provisions of this Section 1.3 shall not in any way limit the rights or remedies of any party to the PSA.

1.4Assignment. Contributor hereby assigns and conveys to Venture and Venture hereby accepts and assumes from Contributor all of its rights and obligations (including prorations) under the PSA.

1.5Termination. If for any reason the PSA is terminated or the transaction contemplated thereunder fails to close, this Agreement shall automatically terminate and be null and void and of no further force or effect.

ARTICLE 2: CLOSING

2.1 Closing and Escrow. The consummation of the transaction contemplated herein (“Closing Date”) shall occur immediately after the closing under the PSA at the offices of Skadden, Arps, Slate, Meagher and Flom, LLP in Los Angeles, CA.

2.2Conditions to the Parties’ Obligations to Close. In addition to all other conditions set forth herein, the obligation of Contributor to consummate, and the obligation of the Venture to consummate, the transactions contemplated hereunder shall be subject to, conditioned upon, and shall take place concurrently with but immediately after, the closing contemplated by the PSA.

2.3Contributor’s Deliveries in Escrow. At Closing, and as an additional condition to the obligations of the Venture hereunder, Contributor shall deliver the following:

(a) Assignment of Ownership Interests. An Assignment of Ownership Interests in the form attached hereto as Exhibit A (an “Assignment”) executed by Contributor with respect to the SPE, assigning, contributing, transferring, conveying and delivering, on a quit claim basis, to Venture the same title to and ownership of the Ownership Interests in SPE as Contributor received from Maguire pursuant to the PSA.

2.4 Venture’s Deliveries in Escrow. At Closing, and as additional conditions to the obligations of Contributor hereunder, Venture shall deliver the following:

(a) Assignment of Ownership Interests. A counterpart signature page to the Assignment executed by Venture; and

(b) State Law Disclosures. Such disclosures, tax declarations and reports as are required by applicable state and local law in connection with the transactions contemplated hereby.

2.5Closing Statements. Contributor and Venture shall execute and deliver at Closing, a closing statement consistent with this Agreement.

ARTICLE 3: PRORATIONS AND ADJUSTMENTS

3.1Prorations. There shall be no prorations or adjustments in connection with the transactions contemplated hereby, it being understood that Venture shall be responsible for (and shall have the right to) all prorations and adjustments for which Contributor would otherwise be responsible for (or have the right to) under the PSA.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES

4.1 Contributor’s Representations and Warranties. As a material inducement to Venture to execute this Agreement and consummate this transaction, Contributor represents and warrants to Venture that:

(i) Contributor has been duly formed, is validly existing, and is in good standing as a Delaware limited partnership.

(ii) Contributor is in good standing and is qualified to do business in each jurisdiction in which it is required to be so qualified.

(iii) Contributor has the full right and authority has obtained any and all authorizations and consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby.

(iv) This Agreement has been, and all of the documents to be delivered by Contributor at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligations of Contributor, enforceable in accordance with their terms.

(v) Contributor has not encumbered the Ownership Interests, and the Ownership Interests will be conveyed by Contributor to Venture at the Closing free and clear of any encumbrances suffered or created by Contributor.

CONTRIBUTOR IS CONTRIBUTING THE OWNERSHIP INTERESTS TO VENTURE ON AN “AS IS, WHERE IS AND WITH ALL FAULTS” BASIS. IT IS UNDERSTOOD AND AGREED THAT NEITHER OF CONTRIBUTOR, NOR ANY OF ITS AFFILIATES, AGENTS, SHAREHOLDERS, MEMBERS, PARTNERS, OFFICERS, PRINCIPALS, EMPLOYEES, COUNSEL, REPRESENTATIVES OR CONTRACTORS (COLLECTIVELY, THE “CONTRIBUTOR PARTIES”) HAVE MADE OR ARE NOW MAKING, AND VENTURE HAS NOT RELIED UPON AND WILL NOT RELY UPON (DIRECTLY OR INDIRECTLY), ANY WARRANTIES, REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE OWNERSHIP INTERESTS, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO THE REAL PROPERTY OR ANY PORTION THEREOF OWNED BY THE SPE, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH, THE REAL PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOIL REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING OR OTHER ENTITLEMENTS, OR ANY LAND USE REGULATIONS WHATSOEVER, TO WHICH THE REAL PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE IMPROVEMENTS OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE REAL PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE,

DESIGN, QUALITY, DESCRIPTIONS, SUITABILITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE IMPROVEMENTS OR ANY PORTION THEREOF, (XII) ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE REAL PROPERTY OR ANY PART THEREOF, (XIII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE REAL PROPERTY, (XIV) THE CONDITION OR USE OF THE IMPROVEMENTS OR COMPLIANCE OF THE IMPROVEMENTS WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS, (XV) THE EXISTENCE OR NON-EXISTENCE OF UNDERGROUND STORAGE TANKS, (XVI) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE IMPROVEMENTS OR REAL PROPERTY, (XVII) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE REAL PROPERTY, OR (XVIII) THE MERCHANTABILITY OF THE REAL PROPERTY OR FITNESS OF THE REAL PROPERTY FOR ANY PARTICULAR PURPOSE.

In addition, Venture and anyone claiming by, through or under it hereby waives its right to recover from and fully and irrevocably release the Contributor Parties from any and all liability, claim, demand, loss, expenditure or damage (collectively, “Losses”) that they may now have or hereafter acquire against any of the Contributor Parties arising from or related to the condition, valuation, salability or utility of the improvements or the real property owned by the SPE, or their suitability for any purpose whatsoever as of the Closing (including any construction defects, errors, omissions or other conditions, latent or otherwise, and the presence in the soil, air, structures or surface or subsurface waters of materials or substances that have been or may in the future be determined to be Hazardous Substances or otherwise toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from any of the real property under current or future federal, state and local laws, regulations or guidelines). This release includes Losses of which Venture is presently unaware or which Venture does not presently suspect to exist which, if known to it, would materially affect its release of the Contributor Parties. In this connection and to the extent permitted by law, Venture hereby agrees, represents and warrants that it realizes and acknowledges that factual matters now unknown to them may have given or may hereafter give rise to Losses which are presently unknown, unanticipated and unsuspected, and Venture further agrees, represents and warrants that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that each nevertheless hereby intends to release, discharge and acquit the Contributor Parties from any such unknown Losses.

ARTICLE 5: MISCELLANEOUS

5.1Parties Bound. No party may assign this Agreement without the prior written consent of the other, and any such prohibited assignment shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the respective legal representatives, successors, and assigns of the parties.

5.2Headings. The article and section headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

5.3 Expenses. Except as otherwise expressly provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated hereunder, including all legal and accounting fees and disbursements. The foregoing shall not amend or modify any provisions regarding Venture’s payment of costs and expenses in accordance with the terms of its limited liability company agreement. The parties acknowledge and agree that all transfer tax and other similar taxes which may be incurred in connection with this transfer are being paid by Maguire Properties, L.P. pursuant to a separate agreement between it and Contributor.

5.4Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative.  The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party’s right to enforce against the other party the same or any other such term or provision in the future.

5.5Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the State of Delaware.

5.6Survival. The provisions of this Agreement that provide for performance after the Closing shall survive the Closing and shall not be deemed to be merged into or (unless otherwise provided herein or pursuant to a separate instrument) waived by the instruments of Closing.

5.7No Third Party Beneficiary. This Agreement is not intended to give or confer any benefits, rights, privileges, claims, actions, or remedies to any person or entity as a third party beneficiary, decree, or otherwise.

5.8Entirety and Amendments. This Agreement and the exhibits and schedules hereto and the agreements referenced herein embody the entire agreement between the parties and supersede all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

5.9Time of the Essence. Time is of the essence in the performance of this Agreement.

5.10Confidentiality. No party shall make any public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before Closing, without the specific prior written consent of the other, except for such disclosures to its lenders, creditors, officers, employees and agents as may be necessary to permit it to perform its obligations hereunder and except as and to the extent that such party, in its good faith judgment and following consultation with its counsel, believes that such disclosure is required to enable it to comply with obligations under federal or state or Australian securities laws. Notwithstanding the foregoing, any party to this transaction (and each employee, agent or representative of the foregoing) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to them relating to such tax treatment and tax structure. The authorization in the preceding sentence is not intended to permit disclosure of any other information unrelated to the tax treatment and tax structure of the transaction including (without limitation) (i) any portion of the transaction documents or related materials to the extent not related to the tax treatment or tax structure of the transaction, (ii) the existence or status of any negotiations unrelated to the tax issues, or (iii) any other term or detail not relevant to the tax treatment or the tax structure of the transaction.

5.11Attorneys’ Fees. If any party brings an action to enforce its rights under this Agreement, the prevailing party in the action shall be entitled to recover its costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred in connection with such action including any appeal of such action.

5.12Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth below. Any such notices shall be either (i) sent by overnight delivery using an internationally recognized courier, in which case notice shall be deemed delivered upon receipt, (ii) sent by facsimile or email, in which case notice shall be deemed delivered upon transmission of such notice if such notice is transmitted between the hours of 9:00 a.m. and 5:00 p.m. during a business day of the recipient, otherwise on the next business day of the recipient, or (iii) sent by personal delivery, in which case notice shall be deemed delivered upon receipt. A party’s address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. The attorney for a party has the authority to send notices on behalf of such party.

If to Contributor:	Macquarie Real Estate, Inc.
One North Wacker Drive, Level 9
Chicago, Illinois 60606
Attention: Kristin Marsilje
Facsimile: 312-499-8686
Email: kristin.marsilje@macquarie.com
With a copy to:	Macquarie Office Trust
c/o Macquarie Office Management Limited
Level 13, 1 Martin Place
Sydney, Australia NSW 2000
Attention: Jill Rikard-Bell
Facsimile: 011-61-28-232-6510
Email: jill.rikard-bell@macquarie.com

and to:	Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Ronald R. Dietrich
Facsimile: 312-701-7711
Email: rdietrich@mayerbrownrowe.com

If to Venture:	Macquarie Office Trust
c/o Macquarie Office Management Limited
Level 13, 1 Martin Place
Sydney, Australia NSW 2000
Attention: Jill Rikard-Bell
Facsimile:011-61-28-232-6510
Email: jill.rikard-bell@macquarie.com

with a copy to:	Mayer, Brown, Rowe & Maw LLP
71 South Wacker Drive
Chicago, Illinois 60606
Attention: Ronald R. Dietrich
Facsimile: 312-701-7711
Email: rdietrich@mayerbrownrowe.com

and to	Maguire Properties, L.P.
333 South Grand Avenue, Suite 400
Los Angeles, California 90071
Attention: Robert Maguire and Mark Lammas

Facsimile: 213-533-5100 and 213-533 5198
Email: Rob.Maguire@MaguireProperties.com and
Mark.Lammas@MaguireProperties.com

with a copy to:	Skadden, Arps, Slate, Meagher & Flom LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California 90071
Attention: Rand April
Facsimile: 213-621-5600
Email: RApril@Skadden.com

5.13 Construction

. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

5.14 Execution in Counterparts

. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement.  To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile or email counterparts of the signature pages.

5.15 Further Assurances

. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, on or after the Closing any further actions, documents, and will obtain such consents, as may be reasonably necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement or to further perfect the conveyance, transfer and assignment of the Ownership Interests to Venture.

5.16 Waiver of Jury Trial

. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Singature Page Follows]

SIGNATURE PAGE TO
CONTRIBUTION AGREEMENT
BY AND BETWEEN
MAGUIRE MACQUARIE OFFICE, LLC
AND
MACQUARIE OFFICE II LLC

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below pursuant to proper authority duly granted.

VENTURE:

MAGUIRE MACQUARIE OFFICE LLC, a Delaware limited liability company

By:   Maguire MO Manager, LLC,
           a Delaware limited liability company, its manager

By:     Maguire Properties, L.P., a Maryland limited
    partnership, its managing member

By: Maguire Properties, Inc., its general partner

By:  /s/ Dallas E. Lucas

Name:  Dallas E. Lucas

Title:  Executive Vice Presidnt & CFO

CONTRIBUTOR:

MACQUARIE OFFICE II LLC, a Delaware limited liability company

By:      Macquarie Office (US) Corporation, its managing member

By:  /s/ Rena X. Pulido

Name: Rena X. Pulido

Title:  Vice President